                                                                    EXHIBIT 21.1

                       LONE STAR STEAKHOUSE &  SALOON, INC.

STATE INCORPORATED               NAME OF LEGAL ENTITY
Alabama                        Lone Star Steakhouse &  Saloon of Alabama, Inc.
Alaska                         Lone Star Steakhouse &  Saloon of Alaska, Inc.
Arizona                        Texas Star Steakhouse &  Saloon of Arizona, Inc.
Arkansas                       Lone Star Steakhouse &  Saloon of Arkansas, Inc.
Arkansas                       Lone Star Steakhouse &  Saloon of Ft. Smith, Inc.
Arkansas                       Lone Star Steakhouse &  Saloon of Springdale, Inc.
California                     Lone Star Steakhouse &  Saloon of California, Inc.
Colorado                       Lone Star Steakhouse &  Saloon of Colorado, Inc.
Connecticut                    Lone Star Steakhouse &  Saloon of Connecticut, Inc.
Delaware                       Lone Star Steakhouse &  Saloon of Wilmington, Inc.
Delaware                       LS Management, Inc.
Delaware                       Lone Star Finance, Inc.
Florida                        Lone Star Steakhouse &  Saloon of Florida, Inc.
Georgia                        L. S. Steakhouse &  Saloon of Georgia, Inc.
Idaho                          Lone Star Steakhouse &  Saloon of Idaho, Inc.
Illinois                       Lone Star Steakhouse &  Saloon of Springfield, Inc.
Indiana                        Lone Star Steakhouse &  Saloon of Evansville, Inc.
Indiana                        Lone Star Steakhouse &  Saloon of Indianapolis, Inc.
Iowa                           Lone Star Steakhouse &  Saloon of Iowa, Inc.
Kansas                         L. S. of Kansas, Inc.
Kansas                         LS Marketing, LLC
Kansas                         L.S. Leasing, Inc.
Kentucky                       Lone Star Steakhouse &  Saloon of Kentucky, Inc.
Louisiana                      Lone Star Steakhouse &  Saloon of Louisiana, Inc.
Maine                          Lone Star Steakhouse &  Saloon of Maine, Inc.
Maryland                       Lone Star Steakhouse &  Saloon of Maryland, Inc.
Maryland                       Lone Star Steakhouse &  Saloon of Waldorf, Inc.
Maryland                       Lone Star Steakhouse &  Saloon of Columbia, Inc.
Maryland                       Lone Star Steakhouse &  Saloon of Frederick, Inc.
Maryland                       Lone Star Steakhouse &  Saloon of Harford, Inc.
Maryland                       Lone Star Steakhouse &  Saloon of Montgomery, Inc.
Maryland                       Lone Star Steakhouse &  Saloon of Carroll, Inc.
Maryland                       Lone Star Steakhouse &  Saloon of St. Mary's, Inc.
Massachusetts                  Lone Star Steakhouse &  Saloon of Massachusetts, Inc.
Michigan                       Lone Star Steakhouse &  Saloon of Michigan, Inc.
Minnesota                      Lone Star Steakhouse &  Saloon of Minnesota, Inc.
Mississippi                    Lone Star Steakhouse &  Saloon of Mississippi, Inc.
Missouri                       Lone Star Steakhouse &  Saloon of Southern Missouri, Inc.
Montana                        Lone Star Steakhouse &  Saloon of Montana, Inc.
Nebraska                       Lone Star Steakhouse &  Saloon of Nebraska, Inc.
Nevada                         Lone Star Steakhouse &  Saloon of Las Vegas, Inc.
Nevada                         Lone Star Steakhouse &  Saloon of Nevada, Inc.
Nevada                         LS Mail Order, Inc.
New Hampshire                  Lone Star Steakhouse &  Saloon of New Hampshire, Inc.
New Jersey                     Lone Star Steakhouse &  Saloon of New Jersey, Inc.
New Jersey                     Bridgewater Properties, Inc.

New Mexico                     Lone Star Steakhouse &  Saloon of New Mexico, Inc.
New York                       Lone Star Steakhouse &  Saloon of New York, Inc.
North Carolina                 Mama's Concept, Inc.
North Carolina                 Frankie's Restaurant, Inc.
North Carolina (Asheville)     Big Guns, Inc.
North Carolina (Fayetteville)  Steaks of Fayetteville, Inc.
North Carolina (Greensboro)    Star Steaks, Inc.
North Carolina (Winston-Salem) Lone Star Steaks, Inc.
North Dakota                   Lone Star Steakhouse &  Saloon of North Dakota, Inc.
Ohio                           Lone Star Steakhouse &  Saloon of Ohio, Inc.
Ohio                           Steaks of Ohio, Inc.
Oklahoma                       Lone Star Steakhouse &  Saloon of Oklahoma, Inc.
Pennsylvania                   Lone Star Steakhouse &  Saloon of Pennsylvania, Inc.
Rhode Island                   Lone Star Steakhouse &  Saloon of Rhode Island, Inc.
South Carolina                 Lone Star Steakhouse &  Saloon of South Carolina, Inc.
South Dakota                   Lone Star Steakhouse &  Saloon of South Dakota, Inc.
South Dakota                   Mitchell Video, Inc.
Tennessee                      Lone Star Steakhouse &  Saloon of Johnson City, Inc.
Tennessee                      Frankie's of Tennessee, Inc.
Texas                          L.s. Steakhouse &  SALOON OF TEXAS, INC.
Utah                           Lone Star Steakhouse &  Saloon of Utah, Inc.
Virginia                       Lone Star Steakhouse of Centreville, Inc.
Virginia                       Lone Star Steakhouse of Herndon, Inc.
Virginia                       Lone Star Steakhouse of Richmond, Inc.
Virginia                       Lone Star Steakhouse of Virginia Beach, Inc.
Washington                     Lone Star Steakhouse &  Saloon of Washington, Inc.
West Virginia                  Lone Star Steakhouse &  Saloon of West Virginia, Inc.
Wisconsin                      Lone Star Steakhouse &  Saloon of Wisconsin, Inc.

Colorado                       Del Frisco's of Colorado, Inc.
Delaware                       Cgb Delaware, Inc.
Delaware                       Cwa Delaware, Inc.
Illinois                       Del Frisco's of Illinois, Inc.
Nevada                         Del Frisco's of Nevada, Inc.
New York                       Del Frisco's of New York, Inc.
Texas                          Crockett Beverage Corp. (Ft. Worth)
Texas                          Irwin J. Grossnerr Foundation, Inc. (Dallas)
Texas                          Del Frisco-dallas, L.P.
Texas                          Del Frisco-fort Worth, L.P.

Alabama                        Sullivan's of Alabama, Inc.
Alaska                         Sullivan's of Alaska, Inc.
Arizona                        Sullivan's of Arizona, Inc.
California                     California Sullivan's, Inc.
Colorado                       Colorado Sullivan's, Inc.
Delaware                       Sullivan's of Delaware, Inc.
Delaware                       Steak Concepts, Delaware, Inc.
Georgia                        Sullivan's of Georgia, Inc.
Illinois                       Sullivan's of Illinois, Inc.

Indiana                        Sullivan's of Indiana, Inc.
Louisiana                      Louisiana Steakhouse, Inc.
Massachusetts                  Massachusetts Sullivan's, Inc.
Michigan                       Sullivan's of Michigan, Inc.
New York                       Sullivan's of New York, Inc.
North Carolina                 Sullivan's of North Carolina, Inc.
Pennsylvania                   North Philadelphia Sullivan's, Inc.
Tennessee                      Sullivan's of Tennessee
Texas                          Sullivan's-austin, L.P.
Texas                          Travis Beverage Corp. (Austin)
Texas                          Westheimer Beverage Corp. (Houston)
Texas                          Village Beverage Corporation (Dallas)

Texas                          TX.C.C., Inc.
Nevada                         TXLC Nevada, Inc.
New Mexico                     TXLC Albuquerque Restaurant, LLC
North Carolina                 Texas Land &  Cattle Steak House of North Carolina, Inc.
Tennessee                      TXLC of Tennessee, Inc.
Texas                          TX.C.C., Inc.
Texas                          TC Spring Creek Club, Inc.
Texas                          TC Spring Valley Club, Inc.
Texas                          Texas LC Liquor Company
Texas                          TX.C.C. - Preston, L.P.
Texas                          TXLC Restaurants, LP